EXHIBIT 10.37

FIRST AMENDMENT TO THE
PIONEER NATURAL RESOURCES USA, INC.
401(k) AND MATCHING PLAN
(Amended and Restated Effective as of January 1, 2013)

THIS FIRST AMENDMENT is made and entered into by Pioneer Natural Resources USA, Inc. (the “Company”):
WITNESSETH:
WHEREAS, the Company maintains the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan (the “Plan”); and
WHEREAS, pursuant to Section 8.3 of the Plan, the Benefit Plan Design Committee (the “Committee”) of the Company maintains the authority to amend the Plan at any time; and
WHEREAS, the Company has entered into a series of transactions pursuant to which Pioneer Natural Resources Alaska, Inc., a Delaware corporation and wholly owned subsidiary of the Company, will be converted into a Delaware limited liability company named Pioneer Natural Resources Alaska, LLC (“Pioneer Alaska”) and the membership interests of Pioneer Alaska will be sold by the Company to Caelus Energy Alaska, LLC, a Delaware corporation; and

WHEREAS, the Committee desires to amend the Plan to provide for full and immediate vesting in any employer-derived benefits accrued under the Plan for certain employees who are involuntarily terminated in connection with the sale by the Company of its ownership interest in Pioneer Alaska.
NOW THEREFORE, the Plan is hereby amended as follows.
1.    Section 5.3(i) is hereby added to the Plan as follows:
(i)    Any provision of this Plan to the contrary notwithstanding, the amounts credited to the Matching Plan Account and Employer Account of a Participant who is specifically designated by the Senior Vice President, Administration and Risk Management of the Company as being involuntarily terminated in connection with the sale by the Company of its ownership interest in Pioneer Natural Resources Alaska, LLC to a third party shall become fully vested and nonforfeitable on the date of such involuntary termination.
NOW, THEREFORE, be it further provided that except as provided above, the Plan shall continue to read in its current state.
[signature page follows]

IN WITNESS WHEREOF, the Company has executed this First Amendment this 27th day of February, 2014, to be effective as specified above.

PIONEER NATURAL RESOURCES USA, INC.

By /s/ Larry N. Paulsen
Name: Larry N. Paulsen
Title: Senior Vice President, Administration
and Risk Management